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                                                                    EXHIBIT 3.12

                                     BYLAWS

                                       OF

                        THRALL TRINITY FREIGHT CAR, INC.

                                                         Dated: October 31, 2001

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                                    BYLAWS OF

                        THRALL TRINITY FREIGHT CAR, INC.

                                TABLE OF CONTENTS

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ARTICLE I       MEETINGS OF STOCKHOLDERS ..............................................................     1

Section 1.1     Annual Meetings .......................................................................     1
Section 1.2     Special Meetings ......................................................................     1
Section 1.3     Notice of Meetings ....................................................................     1
Section 1.4     Quorum ................................................................................     1
Section 1.5     Adjournments ..........................................................................     1
Section 1.6     Voting ................................................................................     1
Section 1.7     Proxies ...............................................................................     2
Section 1.8     List of Stockholders Entitled to Vote .................................................     2
Section 1.9     Action by Consent .....................................................................     2

ARTICLE II      BOARD OF DIRECTORS ....................................................................     2

Section 2.1     General................................................................................     2
Section 2.2     Number ................................................................................     3
Section 2.3     Election and Term of Office ...........................................................     3
Section 2.4     Vacancies and Additional Directorships ................................................     3
Section 2.5     Meetings ..............................................................................     3
Section 2.6     Notice of Meetings ....................................................................     3
Section 2.7     Quorum, Manner of Acting and Presence .................................................     3
Section 2.8     Resignation of Directors ..............................................................     3
Section 2.9     Removal of Directors ..................................................................     4
Section 2.10    Action by Consent .....................................................................     4

ARTICLE III     COMMITTEES OF THE BOARD ...............................................................     4

Section 3.1     Designation, Power, Alternative Members
                and Term of Office ....................................................................     4
Section 3.2     Meetings, Notices and Records .........................................................     4
Section 3.3     Quorum, Manner of Acting and Presence..................................................     5
Section 3.4     Resignations...........................................................................     5
Section 3.5     Removal................................................................................     5
Section 3.6     Vacancies..............................................................................     5
Section 3.7     Action by Consent .....................................................................     5
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
ARTICLE IV      OFFICERS ..............................................................................     5

Section 4.1     Officers...............................................................................     5
Section 4.2     Election, Term of Office and Qualifications ...........................................     5
Section 4.3     Resignations ..........................................................................     6
Section 4.4     Removal ...............................................................................     6
Section 4.5     Vacancies..............................................................................     6
Section 4.6     Chairman of the Board .................................................................     6
Section 4.7     The President .........................................................................     6
Section 4.8     Vice President ........................................................................     6
Section 4.9     The Treasurer .........................................................................     7
Section 4.10    The Secretary .........................................................................     7
Section 4.11    Assistant Secretaries, Assistant Treasurers and Subordinate Officers ..................     7

ARTICLE V       INDEBTEDNESS OF THE CORPORATION AND DEPOSIT OF
                CORPORATE FUNDS .......................................................................     8

Section 5.1     Borrowing .............................................................................     8
Section 5.2     Deposits ..............................................................................     8
Section 5.3     Checks, Drafts, Etc. ..................................................................     8

ARTICLE VI      STOCK .................................................................................     8

Section 6.1     Certificates...........................................................................     8
Section 6.2     Lost, Stolen or Destroyed Stock
                Certificates; Issuance of New Certificates ............................................     8

ARTICLE VII     MISCELLANEOUS PROVISIONS ..............................................................     9

Section 7.1     Offices ...............................................................................     9
Section 7.2     Fiscal Year ...........................................................................     9
Section 7.3     Corporate Seal ........................................................................     9
Section 7.4     Voting of Stock .......................................................................     9
Section 7.5     Record Dates ..........................................................................     9

ARTICLE VIII    INDEMNIFICATION AND LIABILITY .........................................................    10

Section  8.1    Actions, Suits or Proceedings Other
                Than by or in the Right of the Corporation ............................................    10
Section  8.2    Actions or Suits by or in the Right of the Corporation ................................    10
Section  8.3    Indemnification for Costs, Charges and Expenses of Successful Party ...................    11
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
Section 8.4     Determination of Right to Indemnification .............................................    11
Section 8.5     Advance of Costs, Charges and Expenses ................................................    11
Section 8.6     Procedure for Indemnification .........................................................    11
Section 8.7     Other Rights; Continuation of Right to Indemnification ................................    12
Section 8.8     Insurance ..................................................... .......................    12
Section 8.9     Liability of Directors ................................................................    12
Section 8.10    Savings Clause ........................................................................    12
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                        THRALL TRINITY FREIGHT CAR, INC.

                                    ---oOo---

                                     BYLAWS

                                    ---o0o---

                                        I

                            MEETINGS OF STOCKHOLDERS

         .1 Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at 9:30 o'clock A.M. on the third Wednesday in July of each year, commencing in 2000, at the principal office of the company in Dallas, Texas, or at such other time, date or place, within or without the State of Delaware, as may be designated by the Board of Directors from time to time.

         .2 Special Meetings. Special meetings of the stockholders for any proper purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board or the President, to be held on such date, and at such time and place, within or without the State of Delaware, as the caller shall direct.

         .3 Notice of Meetings. Written notice, signed by the Chairman of the Board, the President, any Vice President, the Secretary or an Assistant Secretary, of every meeting of stockholders stating the date and time when, and the place where, it is to be held shall be delivered personally or mailed to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the meeting, except as otherwise provided by law. The purpose or purposes for which the meeting is called may in the case of an annual meeting, and shall in the case of a special meeting, also be stated. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to a stockholder at such stockholder's address as it shall appear on the records of the Corporation, or at such other address as such stockholder may have furnished, in writing, to the Secretary for such purpose.

         When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

         .4 Quorum. The presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote at such meeting shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws.

         .5 Adjournments. In the absence of a quorum, a majority in interest of the stockholders entitled to vote, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside at or act as secretary of such meeting, may adjourn the meeting from time to time until a quorum shall be present.

         .6 Voting. At each meeting of stockholders, except as otherwise provided by law or the Certificate of Incorporation, every holder of record of stock entitled to vote shall be entitled to one vote in person or by proxy for each share of such stock outstanding in his name on the records of the Corporation.

         Directors shall be chosen by a plurality of the votes cast at the election by the holders of the class of stock entitled to vote for the election of directors, and, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all other questions shall be determined by a majority of the votes cast on such question, provided that the Board of Directors may require a larger vote upon any such question.

         .7 Proxies. Any stockholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing or cabling) by the stockholder himself or by such stockholder's duly authorized attorney, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

         .8 List of Stockholders Entitled to Vote. The Secretary of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         .9 Action by Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent or consents thereto setting forth such action shall be signed by the holders of record of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

         Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation at such places required by this Section.

         Prompt notice of the taking of such action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                       II

                               BOARD OF DIRECTORS

         .1 General. The business of the Corporation shall be managed by its Board of Directors which may exercise all powers of the Corporation and do all lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

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         .2 Number. The number of directors which shall constitute the Board of
Directors shall be fixed from time to time by resolution of the Board of Directors. The initial Board of Directors and subsequent Boards of Directors shall consist of three directors until changed as herein provided.

         .3 Election and Term of Office. Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2.4. Directors (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until the next annual election and until their successors shall have been elected and qualified or until their earlier death, resignation or removal in the manner hereinafter provided.

         .4 Vacancies and Additional Directorships. Vacancies in the Board of Directors, whether by reason of death, resignation or otherwise, and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. In the event of the resignation of directors effective at a future date, such vacancies may be filled by a majority of the directors then in office, including those who have resigned, effective on such future date.

         .5 Meetings. The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places, either within or without the State of Delaware, at which such meetings shall be held.

         Special meetings of the Board shall be held upon the call of the Chairman of the Board, the President or any two directors.

         .6 Notice of Meetings. Notice need not be given of regular meetings of the Board.

         Except as otherwise provided by law, notice of each special meeting shall be mailed to all directors, addressed to their residences or usual places of business, at least two days before the day of the meeting, or shall be sent to them at such places by telegram, radio or cable, or telephoned or delivered to them personally, not later than the day before the date on which the special meeting is to be held. Such notice shall state the time and place of such meeting, but, unless otherwise required by law, the Certificate of Incorporation or these Bylaws, need not state the purpose thereof.

         Notice of any meeting need not be given to a director who shall attend such meeting in person or who shall waive notice thereof, either before or after such meeting, in a signed writing.

         .7 Quorum, Manner of Acting and Presence. At each meeting of the Board of Directors the presence of a majority of the total number of directors then holding office shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of directors present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held and adjourned without further notice or waiver. A majority of directors present at any meeting at which a quorum is present may decide any question brought before such meeting, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws.

         Members of the Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

         .8 Resignation of Directors. Any director may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, any Vice President or the

                                       3

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Secretary. Unless otherwise specified in such notice, such resignation shall be effective upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

         .9 Removal of Directors. Any director or the entire Board of Directors may be removed from office, either with or without cause, by vote of the holders of a majority of the shares then entitled to vote for the election of directors.

         .10 Action by Consent. Action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing. The writing or writings evidencing such consents shall be filed with the minutes of proceedings of the Board.

                                       III

                             COMMITTEES OF THE BOARD

         .1 Designation, Power, Alternative Members and Term of Office. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation or a facsimile thereof to be affixed to or reproduced on all such papers as said committee shall designate. The Board of Directors may designate one or more directors as alternate members of any committee who, in the order specified by the Board of Directors, may replace any absent or disqualified member at any meeting of the committee. If at a meeting of any committee one or more of the members thereof should be absent or disqualified, and if either the Board of Directors has not so designated any alternate member or members, or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committee (including alternates) present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified member. The term of office of the members of each committee shall be as fixed from time to time by the Board of Directors, subject to these Bylaws; provided, however, that any committee member who ceases to be a member of the Board of Directors shall ipso facto cease to be a committee member. Each committee shall appoint a secretary, who may be the Secretary of the Corporation or an Assistant Secretary thereof.

         .2 Meetings, Notices and Records. Each committee may provide for the holding of regular meetings, with or without notice, and may fix the times and places at which such meetings shall be held. Special meetings of each committee shall be held upon call by or at the direction of its chairman or, if there be no chairman, by or at the direction of any one of its members. Except as otherwise provided by law, notice of each special meeting of a committee shall be mailed to each member of such committee, addressed to such member at such member's residence or usual place of business, at least two days before the date on which the meeting is to be held, or shall be sent to such member at such place by telegram, radio or cable, or telephoned or delivered to such member personally, not later than the day before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purposes thereof, unless otherwise required by law, the Certificate of Incorporation or these Bylaws.

         Notice of any meeting of a committee need not be given to any member thereof who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in a signed writing. Each committee shall keep a record of its proceedings.

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         .3 Quorum, Manner of Acting and Presence. At each meeting of any committee the presence of a majority of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when a committee consists of one member, then the one member shall constitute a quorum. In the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as adjourned without further notice or waiver. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Subject to the foregoing and other provisions of these Bylaws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business.

         Members of any committee may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

         .4 Resignations. Any member of a committee may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, any Vice President or the Secretary. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

         .5 Removal. Any member of any committee may be removed at any time with or without cause by the Board of Directors.

         .6 Vacancies. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining member or members of such committee, so long as a quorum is present, may continue to act until such vacancy is filled by the Board of Directors.

         .7 Action by Consent. Action required or permitted to be taken at any meeting of a committee may be taken without a meeting if all members of the committee consent thereto in writing. The writing or writings evidencing such consents shall be filed with the minutes of the proceedings of the committee.

                                       IV

                                    OFFICERS

         .1 Officers. The officers of the Corporation shall include a President, one or more Vice Presidents, a Treasurer and a Secretary, as the Board of Directors may elect. The Board of Directors from time to time may also elect a Chairman of the Board, one or more Senior Vice Presidents, one or more Executive Vice Presidents, Assistant Treasurers, Assistant Secretaries and such other officers as it shall deem necessary. Any number of offices may be held by the same person.

         .2 Election, Term of Office and Qualifications. Officers shall be elected by the Board of Directors and shall hold office until the earlier of their death, resignation, or removal in the manner hereinafter provided.

         .3 Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, a Vice President or the Secretary. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

                                       5

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         .4 Removal. Any officer may be removed with or without cause at any meeting of the Board of Directors by affirmative vote of a majority of the directors then in office.

         .5 Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification, or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular election to such office.

         .6 Chairman of the Board. In the event the Board of Directors appoints a Chairman of the Board, such officer shall be, unless another officer is otherwise so designated, the chief executive officer of the Corporation and shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board shall have general powers of oversight, supervision and management of the business and affairs of the Corporation and shall perform such other duties as may be prescribed by the Board of Directors. Unless the Board of Directors shall otherwise delegate such duties, the Chairman of the Board shall be ex officio a member of all standing committees.

         .7 The President. The President shall serve under the general direction of the Chairman of the Board, if any, and if no Chairman of the Board is appointed, shall serve as the chief executive officer of the Corporation, and shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall appoint and discharge employees and agents of the Corporation (other than officers elected by the Board) and may sign, with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature), and may sign and execute, in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent. The President shall, if no Chairman of the Board is appointed or in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board, shall have the power to sign and execute, in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements or other instruments, except in cases where the signing and execution hereof shall be expressly delegated by the Board to some other officer or agent and shall have other powers and perform such other duties as from time to time may be prescribed by the Board of Directors, the Chairman of the Board, or these Bylaws.

         .8 Vice President. The Vice President, or, if more than one, the Vice Presidents in the order established by the Board of Directors or the Chairman of the Board, shall, in the absence or disability of the President, exercise all of the powers and duties of the President. The Board of Directors may add such designations to any Vice President's title of office as the Board deems appropriate to designate such officer's level of superiority or such officer's areas of responsibility. Each such Vice President shall have the power to sign and execute, in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements or other instruments, except in cases where the signing and execution hereof shall be expressly delegated by the Board to some other officer or agent and shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors or the Chairman of the Board or these Bylaws.

         .9 The Treasurer. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipt and disbursements in books belonging to the Corporation; shall deposit all monies, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors; and shall have and perform such other duties incident to the office of Treasurer as from time to time may be prescribed by the Board of Directors, the Chairman of the Board or these Bylaws. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at regular meetings of the Board, whenever they may require it, an account of all transactions.

         .10 The Secretary. The Secretary shall:

         (a) record all proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book or books to be kept for that purpose;

         (b) cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by law;

         (c) whenever any committee shall be designated by resolution of the Board of Directors, furnish the chairman of such committee with a copy of such resolution;

         (d) be custodian of the records and of the seal of the Corporation, and cause such seal to be affixed to or a facsimile to be reproduced on all certificates representing stock of the corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation shall have been duly authorized;

         (e) see that the lists, books, reports, statements, certificates and other documents and records required by law are properly kept and filed;

         (f) have charge of the stock and transfer books of the Corporation, and exhibit such stock book at all reasonable times to such persons as are entitled by law to have access thereto;

         (g) sign (unless the Treasurer or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation, the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and

         (h) in general, perform all duties incident to the office of Secretary and have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors, the Chairman of the Board or these Bylaws.

         .11 Assistant Secretaries. Assistant Treasurers and Subordinate Officers. Assistant Treasurers and Assistant Secretaries shall have the power to perform, in the name and on behalf of the Corporation, such duties as may be required to be performed by the Secretary and Treasurer respectively, and shall have and perform such other duties as from time to time may be prescribed by the Board of Directors, the Chairman of the Board or these Bylaws. The Corporation may have such assistant and subordinate officers as the Board of Directors may from time to time deem desirable. Each such officer shall hold office for such period and perform such duties as the Board of Directors, the Chairman of the Board, or President may prescribe.

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

                                        V

         INDEBTEDNESS OF THE CORPORATION AND DEPOSIT OF CORPORATE FUNDS

         .1 Borrowing. No loans or advances shall be obtained or contracted for, by or on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or conformed to specific instances. Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

         .2 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks, trust companies or other depositories as the Board of Directors may select. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

         .3 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.

                                       VI

                                      STOCK

         .1 Certificates. Every holder of stock shall be entitled to have a stock certificate or certificates signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation. Any of or all the signatures on the stock certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a stock certificate shall have ceased to be such officer, transfer agent, or registrar before such stock certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         .2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new stock certificate in the place of any stock certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed stock certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such stock certificate or the issuance of such new stock certificate.

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                                       VII

                            MISCELLANEOUS PROVISIONS

         .1 Offices. The registered office of the Corporation shall be located at the office of The Corporation Trust Incorporated, 1209 Orange Street, Wilmington, Delaware 19801, and said corporation shall be the registered agent of this Corporation at such office. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as shall be determined from time to time by the Board of Directors.

         .2 Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year.

         .3 Corporate Seal. The seal of the Corporation shall be circular in form and contain the name of the Corporation. Such seal may be altered from time to time at the discretion of the Board of Directors.

         .4 Voting of Stock. Unless otherwise specifically directed by the Board of Directors, all stock owned by the Corporation, other than Stock of the Corporation, shall be voted on behalf of the Corporation, in person or by proxy, by the Chairman of the Board, the President or any Vice President of the Corporation. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

         .5 Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

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         In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                      VIII

                          INDEMNIFICATION AND LIABILITY

         .1 Actions, Suits or Proceedings Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigation (other than an action by or in the right of the Corporation) by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         .2 Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Delaware or such other court shall deem proper.

         .3 Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that a director or officer of the Corporation has been

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successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 8.1 and 8.2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

         .4 Determination of Right to Indemnification. Any indemnification under Sections 8.1 and 8.2 of this Article (unless ordered by a court) shall be made by the Corporation if a determination is made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders, that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 8.1 and 8.2 of this Article.

         .5 Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys' fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced unless it shall ultimately be determined that such director or officer is entitled to be indemnified by the Corporation as authorized in this Article. Such costs, charges and expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may, in the manner set forth above, and upon approval of such director or officer of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

         .6 Procedure for Indemnification. Any indemnification under Sections 8.1, 8.2 and 8.3, or advance of costs, charges and expenses under Section 8.5 of this Article, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. The right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such persons' costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 7.5 of this Article where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections 8.1 or 8.2 of this Article, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 8.1 and 8.2 of this Article, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         .7 Other Rights; Continuation of Right to Indemnification. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action

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in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All right to indemnification under this Article shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the Corporation arising hereunder.

         .8 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

         .9 Liability of Directors. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Section of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         .10 Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

DATED: October 31, 2001.

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